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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of report: June 27, 2000

                        (date of earliest event reported)



                          MACK-CALI REALTY CORPORATION
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             (Exact name of Registrant as specified in its charter)


                                    MARYLAND
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                 (State or other jurisdiction of incorporation)


            1-13274                                         22-3305147
    ---------------------------                        ---------------------
      (Commission File No.)                             (I.R.S. Employer
                                                         Identification No.)


                  11 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016
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               (Address of Principal Executive Offices) (Zip Code)


                                 (908) 272-8000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
    ------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

         On June 28, 2000, Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), announced that it, Mack-Cali Realty, L.P., a Delaware limited partnership of which the Company is the sole general partner ("Mack-Cali Partnership"), Prentiss Property Trust, a Maryland real estate investment trust ("Prentiss") and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership of which Prentiss (through a wholly-owned directly subsidiary) is the sole general partner ("Prentiss Partnership"), entered into an Agreement and Plan of Merger dated as of June 27, 2000 (the "Merger Agreement"). The Merger Agreement provides for a merger of Prentiss with and into the Company (the "Merger"), with the Company being the surviving corporation and, immediately prior to the Merger, a merger of Prentiss Partnership with and into Mack-Cali Partnership (or a limited liability company or limited partnership owned entirely directly or indirectly by Mack-Cali Partnership) (the "Partnership Merger" and, together with the Merger, the "Mergers").

         Under the terms of the Merger Agreement, Prentiss common shares will be exchanged for the Company's common shares at a fixed exchange ratio of
0.956. The exchange ratio is not subject to change based on changes in the market prices of either company's common stock and there is no "collar" for the exchange ratio.

         Subject to certain conditions, including, without limitation, applicable approval from the shareholders of both the Company and Prentiss, the Company expects to consummate the Mergers in the fourth quarter of 2000.

         In addition, the Company announced the following changes in the membership of its Board of Directors and the identities, titles and responsibilities of its executive officers:

           1. John J. Cali resigned from his position as Chairman of the Board of Directors and was appointed Chairman Emeritus of the Board of Directors;

           2. William L. Mack was appointed Chairman of the Board of Directors;

           3. Brant B. Cali resigned from the Board of Directors and from his positions as Executive Vice President--Operations, Leasing and Marketing, Chief Operating Officer and Assistant Secretary of the Company; and

           4. John R. Cali resigned from his position as Executive Vice President - Development, was appointed to the Board of Directors to fill the remainder of Brant B. Cali's term and will serve on the Executive Committee of the Board of Directors.

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         A description of the Mergers is contained in the June 28, 2000 press release by the Company, filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits.

               99.1      News Release relating to the Mergers dated June 28,
                         2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MACK-CALI REALTY CORPORATION


Date:  June 30, 2000           By: /s/ Roger W. Thomas
                                   -------------------------------------
                                   Roger W. Thomas
                                   Executive Vice President, General Counsel
                                   and Secretary


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                         EXHIBIT INDEX

         Exhibit          Document
         -------          --------

            99.1          News Release relating to the Mergers dated June 28,
                          2000.